EXHIBIT 3.1

                              AMENDED AND RESTATED
                            ARTICLES OF INCORPORATION
                                       OF
                             SAVI MEDIA GROUP, INC.

KNOW ALL MEN BY THESE PRESENTS:

That we, the undersigned, having voluntarily associated ourselves together for the purpose of forming a Corporation under and pursuant to the laws of the State of Nevada, and we do hereby amend and restate these Articles of Incorporation as follows:

ARTICLE I -- NAME: The exact name of this Corporation is: SAVI MEDIA GROUP, INC.

ARTICLE II -- PRINCIPAL OFFICE AND REGISTERED AGENT:

The principal office and place of business in the State of Nevada of this Corporation shall be located at 1504 US HWY 395 N #8 GARDNERVILLE, NV. 89410-5273. The resident agent of the Corporation is R/A'S OF AMERICA #7-01051A, 1504 US HWY 395 N #8 GARDNERVILLE, NV. 89410-5273

ARTICLE III --- DURATION: The Corporation shall have perpetual existence.

ARTICLE IV -- PURPOSES: The purpose, object and nature of the business for which this Corporation is organized are:

      (a) To engage in any lawful activity; (b) To carry on such business as may be necessary, convenient, or desirable to accomplish the above purposes, and to do all other things incidental thereto which are not forbidden by law or by these Articles of Incorporation.

ARTICLE V: -- POWERS: The powers of the Corporation shall be those powers granted by 78.060 and 78.070 of the Nevada Revised Statutes under which this corporation is formed. In addition, the Corporation shall have the following specific powers:

      (a) To elect or appoint officers and agents of the Corporation and to fix their compensation;

      (b) To act as an agent for any individual, association, partnership, corporation or other legal entity;

      (c) To receive, acquire, hold, exercise rights arising out of the ownership or possession thereof, sell, or otherwise dispose of, shares or other interests in, or obligations of, individuals, associations, partnerships, corporations, or governments,

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      (d)   To receive, acquire, hold, pledge, transfer, or otherwise dispose of shares of the corporation, but such shares may only be purchased, directly or indirectly, out of earned surplus;

      (e) To make gifts or contributions for the public welfare or for charitable, scientific or educational purposes, and in time of war, to make donations in aid of war activities.

ARTICLE VI -- CAPITAL STOCK:

SECTION 1. AUTHORIZED SHARES. The total number of shares which this Corporation is authorized to issue is (1,000,000,000) One-Billion shares of Common Stock at $.001 par value per share and (20,000,000) Twenty-Million shares of Preferred stock with conversion and voting rights as set forth in the Certificate of Designation.

SECTION 2. VOTING RIGHTS OF SHAREHOLDERS. Each holder of the Common Stock shall be entitled to one vote for each share of stock standing in his name on the books of the Corporation. Each holder of the Preferred Stock shall be entitled to vote that number of shares, into which such Preferred Stock standing in his name on the books of the Corporation shall convert, as more fully set forth in the Certificate of Designation.

SECTION 3. CONSIDERATION FOR SHARES. The Common Stock shall be issued for such consideration, as shall be fixed from time to time by the Board of Directors. In the absence of fraud, the judgment of the Directors as to the value of any property for shares shall be conclusive. When shares are issued upon payment of the consideration fixed by the Board of Directors, such shares shall be taken to be fully paid stock and shall be non-assessable.

SECTION 4. PRE-EMPTIVE RIGHTS. Except as may otherwise be provided by the Board of Directors or voted upon by the Majority Shareholders, no holder of any shares of the stock of the Corporation, shall have any pre-emptive right to purchase, subscribe for, or otherwise acquire any shares of stock of the Corporation of any class now or hereafter authorized, or any securities exchangeable for or convertible into such shares, or any warrants or other instruments evidencing rights or options to subscribe for, purchase, or otherwise acquire such shares.

SECTION 5. STOCK RIGHTS AND OPTIONS. The Corporation shall have the power to create and issue rights, warrants, or options entitling the holders thereof to purchase from the corporation any shares of its capital stock of any class or classes, upon such terms and conditions and at such times and prices as the Board of Directors may provide, which terms and conditions shall be incorporated in an instrument or instruments evidencing such rights. In the absence of fraud, the judgment of the Directors as to the adequacy of consideration for the issuance of such rights or options and the sufficiency thereof shall be conclusive.

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ARTICLE VII -- ASSESSMENT OF STOCK: The capital stock of this Corporation, after the amount of the subscription price has been fully paid in, shall not be assessable for any purpose, and no stock issued as fully paid up shall ever be assessable or assessed. The holders of such stock shall not be individually responsible for the debts, contracts or liabilities of the Corporation and shall not be liable for assessments to restore impairments in the capital of the Corporation.

ARTICLE VIII -- DIRECTORS: For the management of the business, and for the conduct of the affairs of the Corporation, and for the future definition, limitation, and regulation of the powers of the Corporation and its directors and shareholders, it is further provided:

SECTION 1. SIZE OF THE BOARD. The members of the governing board of the Corporation shall be styled directors. The number of directors of the Corporation, their qualifications, terms of office, manner of election, time and place of meeting, and powers and duties shall be such as are prescribed by statute and in the by-laws of the Corporation. The initial number of shareholders will be not less than three.

SECTION 2. POWERS OF THE BOARD. In furtherance and not in limitation of the powers conferred by the laws of the State of Nevada, the Board of Directors is expressly authorized and empowered:

      (a) To make, alter, amend, and repeal the By-Laws subject to the power of the majority shareholders to alter or repeal the By-Laws made by the Board of Directors;

      (b) Subject to the applicable provisions of the By-Laws then in effect, to determine, from time to time, whether and to what extent, and at what times and places, and under what conditions and regulations, the accounts and books of the Corporation, or any of them, shall be open to shareholder inspection. No shareholder shall have any right to inspect any of the accounts, books or documents of the Corporation, except as permitted by law, unless and until authorized to do so by resolution of the Board of Directors or by request of the Majority Shareholders of the Corporation;

      (c) To issue stock of the Corporation for money, property, services rendered, labor performed, cash advanced, acquisitions for other corporations or for any other assets of value in accordance with the action of the board of directors, generally without vote or consent of the shareholders but the majority shareholders have the right to evaluate, initiate, approve, or disapprove of any action. The judgment of the board of directors as to value received and in return therefore shall be conclusive and said stock, when issued, shall be fully paid and non-assessable.

      (d) To authorize and issue, generally without shareholder consent, but the majority of shareholders have the right to evaluate, initiate, approve, or disapprove of any action in accordance with the finances and obligations of the Corporation, secured and unsecured, under such terms and conditions as the Board, in its sole discretion, may determine, and to pledge or mortgage, as security therefore, any real or personal property of the Corporation, including after acquired property;

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      (e)   To  determine  whether  any and,  if so,  what  part,  of the earned surplus of the Corporation shall be paid in dividends to the shareholders, and to direct and determine any other use and disposition of any such earned surplus;

      (f) To fix, from time to time, the amount of the profits of the Corporation to be reserved as working capital or for any other lawful purpose;

      (g) To establish bonus, profit-sharing, stock option, or other types of incentive compensation plans for the employees, including officers and directors, of the Corporation, and to fix the amount of profits to be shared or distributed, and to determine the persons to participate in any such plans and the amount of their respective participations;

      (h) To designate, by resolution or resolutions passed by a majority of the whole Board, one or more committees, each consisting of two or more directors, which, to the extent permitted by law and authorized by the resolution or the By-Laws, shall have and may exercise the powers of the Board;

      (i) To provide for the reasonable compensation of its own members through By-Law, and to fix the terms and conditions upon which such compensation will be paid;

      (j) In addition to the powers and authority hereinbefore, or by statute, expressly conferred upon it, the Board of Directors may exercise all such powers and do all such acts and things as may be exercised or done by the corporation, subject, nevertheless, to the provisions of the laws of the State of Nevada, of these Articles of Incorporation, and of the By-Laws of the Corporation.

SECTION 3. INTERESTED DIRECTORS. No contract or transaction between this Corporation and any of its directors, or between this Corporation and any other corporation, firm, association, or other legal entity shall be invalidated by reason of the fact that the director of the Corporation has a direct or indirect interest, pecuniary or otherwise, in such corporation, firm, association, or legal entity, or because the interested director was present at the meeting of the Board of Directors which acted upon or in reference to such contract or transaction, or because he participated in such action, provided that: (1) the interest of each such director shall have been disclosed to or known by the Board and a disinterested majority of the Board shall have nonetheless ratified and approved such contract or transaction (such interested director or directors may be counted in determining whether a quorum is present for the meeting at which such ratification or approval is given); or (2) the conditions of N.R.S.
78.140 are met.

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SECTION 4.  ADDITIONAL  POWER TO AMEND.  The Board of  Directors  shall have the power to amend, alter, or repeal these by-laws, and to adopt new by-laws, from time to time, by an affirmative vote of a majority of the whole Board as then constituted, provided that notice of the proposal to make, alter, amend, or repeal the by-laws was included in the notice of the directors' meeting at which such action takes place. At the next shareholders' meeting following any action by the Board of Directors, the shareholders, by a majority vote of those shareholders present and entitled to vote, shall have the power to alter or repeal by-laws newly adopted by the Board of Directors, or to restore to their original status by-laws which the Board may have altered or repealed, and the notice of such shareholders' meeting shall include notice that the shareholders will be called on to ratify the action taken by the Board of Directors with regard to the by-laws. The actions by a majority of shareholders shall control the action of any appointed Board or officers and the right of such majority shall include the right to amend these Articles and the ByLaws.

SECTION 5. AMENDMENT AFFECTING ELECTION OF DIRECTORS. If any by-laws regulating an impending election of directors is adopted, amended or repealed by the board, there shall be set forth in the notice of the next meeting of shareholders for the election of directors the by-law so adopted, amended or repealed, together with a concise statement of the changes made.

ARTICLE IX -- INDEMNIFICATION: Each shareholder, consultant, employee, director and each officer of the Corporation shall be indemnified by the Corporation and vice-versa as follows:

      (a) The Corporation shall indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, (other than an action by or in the right of the Corporation), by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement, actually and reasonably incurred by him in connection with such action, suit or proceeding, if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding, by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, shall not of itself create a presumption that the person did not act in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Corporation and with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

      (b) The Corporation shall indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action or suit by or in the right of the Corporation, to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership,

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            joint venture, trust or other enterprise against expenses (including
            attorneys'  fees)  actually  and  reasonably   incurred  by  him  in
            connection with the defense or settlement of such action or suit, if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the Corporation, unless, and only to the extent that, the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability, but in view of all circumstances of the case, such person is fairly and reasonably entitled to indemnification for such expenses which such court deems proper.

      (c) To the extent that a director, officer, employee or agent of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Sections
            (a) and (b) of this Article, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

      (d) Any indemnification under Sections (a) or (b) of this Article (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the officer, director and employee or agent is proper in the circumstances, because he has met the applicable standard of conduct set forth in Sections (a) or (b) of this Article. Such determination shall be made (i) by the Board of Directors by a majority vote of a quorum, consisting of directors who were not parties to such action, suit or proceeding, or (ii) if such quorum is not obtainable or even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (iii) by the affirmative vote of the holders of a majority of the shares of stock entitled to vote and represented at a meeting called for such purpose.

      (e) Expenses (including attorneys' fees) incurred in defending a civil or criminal action, suit or proceeding may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding, as authorized in Section (d) of this Article, upon receipt of an understanding by or on behalf of the director, officer, employee or agent to repay such amount, unless it shall ultimately be determined that he is entitled to be indemnified by the Corporation as authorized in this Article.

      (f) The Board of Directors may exercise the Corporation's power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under this Article.

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      (g)   The  indemnification  provided by this  Article  shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under these Articles of Incorporation, the By-Laws, agreements, vote of the shareholders or disinterested directors, or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee, or agent and shall inure to the benefit of the heirs and personal representatives of such a person.

ARTICLE X -- PLACE OF MEETING: CORPORATE BOOKS. Subject to the laws of the State of Nevada, the shareholders and the Directors shall have power to hold their meetings and the Directors shall have power to have an office or offices and to maintain the books of the Corporation outside the State of Nevada, at such place or places as may from time to time be designated in the By-Laws or by appropriate resolution.

ARTICLE XI --  AMENDMENT  OF  ARTICLES.  The  provisions  of these  Articles  of
Incorporation may be amended, altered or repealed from time to time to the extent and in the manner prescribed by the laws of the State of Nevada, and additional provisions authorized by such laws as are then in force may be added. All rights herein conferred on the directors, officers and shareholders are granted subject to this reservation.

ARTICLE XII - INCORPORATOR AND INITIAL DIRECTORS: The names and addresses of the original incorporator and directors are as set forth in the Articles of Incorporation.

IN WITNESS WHEREOF, the undersigned has executed these Amended and Restated Articles of Incorporation this 22nd day of February, 2005.


 /s/ Mario Procopio
 ------------------
Mario Procopio